UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2016

STAPLES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-17586	04-2896127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Hundred Staples Drive, Framingham, MA	01702
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: 508-253-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On November 22, 2016, Staples, Inc. entered into a Credit Agreement (the "New Credit Agreement") with Bank of America, N.A, as Administrative Agent and the other lending institutions named therein. The New Credit Agreement replaces the Credit Agreement dated as of May 31, 2013, by and among Bank of America, N.A., as Administrative Agent and the other lending institutions named therein, which provided for a maximum borrowing of $1.0 billion and was due to expire in May 2018 (the "Prior Agreement"). As of November 22, 2016, no borrowings were outstanding under the Prior Agreement.

The New Credit Agreement provides for a maximum borrowing of $1.0 billion in U.S. Dollars and alternative currencies, and contains an accordion feature under which, upon Staples’ request and with the agreement of the lenders participating in the increase, Staples may increase the borrowing limit to $1.5 billion. Borrowings made pursuant to the New Credit Agreement may be syndicated loans, swing line loans, or letters of credit, the combined sum of which may not exceed the maximum borrowing amount. Amounts borrowed under the New Credit Agreement may be borrowed, repaid, and reborrowed from time to time until November 22, 2021, which maturity date may be extended up to November 22, 2023 in accordance with the terms of the New Credit Agreement.

Borrowings made pursuant to the New Credit Agreement as syndicated loans will bear interest at a rate equal to (i) the Eurocurrency Rate (which is LIBOR with a 0.000% floor, except in the case of non-LIBOR denominated currencies, for which the rate will be the relevant published reference rate as determined in accordance with the New Credit Agreement) plus a percentage spread ranging from 0.900% to 1.500% based on Staples’ credit rating, or (ii) the base rate (determined as the highest of (a) Bank of America’s prime rate, (b) the Federal Funds rate plus 0.50% and (c) the one month LIBOR rate plus 1.00%) plus a percentage spread ranging from 0.000% to 0.500% based on Staples’ credit rating. Each swing line loan will bear interest at the base rate plus a percentage spread ranging from 0.000% to 0.500% based on Staples’ credit rating. Staples will pay a fee ranging from 0.900% to 1.500% for letters of credit depending on the type of letter of credit and Staples’ credit rating. Under the Agreement, Staples also agrees to pay a facility fee at rates that range from 0.100% to 0.250% per annum depending on Staples’ credit rating. Staples may select interest periods of one, two, three or six months for Eurocurrency Rate loans, subject to availability. Interest will be payable at the end of the selected interest period, but no less frequently than quarterly.

The New Credit Agreement is unsecured and ranks pari passu with Staples’ public notes and other indebtedness.

The Agreement contains customary affirmative and negative covenants for credit facilities of this type, including limitations on Staples and its subsidiaries with respect to indebtedness, liens, investments, distributions, mergers and acquisitions, disposition of assets, sale-leaseback transactions, subordinated debt, and transactions with affiliates. The covenants permit Staples to use proceeds of the credit loans for working capital and capital expenditures and for all other lawful corporate purposes, including payment of dividends, acquisitions of assets, capital stock of other companies and share repurchases, and to provide liquidity in connection with any commercial paper program, in each case to the extent permitted in the Agreement. The Agreement also contains financial covenants that require Staples to maintain a minimum ratio of consolidated EBIT plus rental expense to consolidated total interest expense plus rental expense of 1.5 to 1.0 and a maximum adjusted funded debt to EBITDAR ratio of 3.50 to 1.00.

The Agreement provides for customary events of default with corresponding grace periods, including failure to pay any principal or interest when due, failure to comply with covenants, any material representation or warranty made by Staples proving to be false in any material respect, certain insolvency or receivership events affecting Staples or its significant subsidiaries, defaults relating to other indebtedness of at least $100 million in the aggregate, certain judgment defaults, certain ERISA event defaults, and a change in control of Staples (as defined in the Agreement).

In the event of a default by Staples, the Administrative Agent may, and at the request of the requisite number of lenders shall, declare all obligations under the Agreement immediately due and payable, terminate the lenders’ commitments to make loans under the Agreement, and enforce any and all rights of the lenders or Administrative Agent under the Agreement and related documents. For certain events of default related to insolvency and receivership, the commitments of lenders will be automatically terminated and all outstanding obligations of Staples will become immediately due and payable.

Certain of the lenders party to the Agreement, and their respective affiliates, have performed, and may in the future perform for Staples and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

The foregoing description is qualified by reference to the full text of the New Credit Agreement, which is filed as Exhibit 10.1 attached hereto, and incorporated by reference in its entirety into this Item 1.01.

Item 1.02   Termination of a Material Definitive Agreement.

On November 22, concurrently with its entry into the New Credit Agreement, the Company terminated all commitments by the lenders to extend further credit under the Prior Agreement. The Company did not incur any early termination penalties in connection with the termination of the Prior Agreement.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report is incorporated in its entirety by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits.

The exhibit listed on the Exhibit Index immediately preceding such exhibit is filed as part of this Current Report on Form 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 22, 2016	Staples, Inc.

		By:	/s/ Michael T. Williams
Michael T. Williams
Executive Vice President,
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1
Credit Agreement, dated as of November 22, 2016, by and among Staples, Inc., Bank of America, N.A. and the other lenders named therein, Bank of America, N.A., as administrative agent for the lenders, as the lender of Swing Line Loans, and as an Issuing Bank, and Barclays Bank PLC, HSBC Bank USA, National Association, MUFG Union Bank N.A. and Wells Fargo Bank, National Association as co-syndication agents for the Lenders. (Including schedules and exhibits).